UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Charge Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 333-253073	90-0471969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-2100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Arena Investors Financing

On December 17, 2021, Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our” or similar terms) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with funds affiliated with Arena Investors LP (the “Arena Investors”) pursuant to which we issued original issue discount, senior secured, non-convertible promissory notes in the aggregate principal amount of $14,814,814 (the “December 2021 Notes”) and $7,407,407 aggregate stated value of our newly-designated Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”). In connection with the issuance of the December 2021 Notes, we issued to the Arena Investors warrants (the “December 2021 Warrants”) to purchase an aggregate of 2,370,370 shares of our Common Stock, $0.0001 par value per share (our “Common Stock”).

The securities sold pursuant to the Purchase Agreement are issued in reliance on an exemption from registration under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

The following description of the Purchase Agreement, the December 2021 Notes, the Series C Preferred, and the December 2021 Warrants, and the transactions contemplated thereby are qualified in their entirety by reference to the Purchase Agreement, the Form of December 2021 Note, the Certificate of Designation (as defined herein) of the Series C Preferred, the Form of December 2021 Warrants, the Amended and Restated Security Agreement, dated as of December 17, 2021 (the “Security Agreement”), the Guaranty Agreement (the “Guaranty”) dated as of December 17, 2021, and the Registration Rights Agreement (the “Registration Rights Agreement”) dated December 17, 2021 (collectively, the “Transaction Documents”), copies of which are filed as Exhibits to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Transaction Documents, and not to provide any other factual information regarding us or our business, and should be read in conjunction with the disclosures in our periodic reports and other filings with the SEC.

The Purchase Agreement

On December 17, 2021, we entered into the Purchase Agreement to raise aggregate gross proceeds of $20,000,000 from the Arena Investors to, in part, fund the anticipated acquisitions by us of BW Electrical Services LLC (the “BW Acquisition”) and EV Holdings Group, LLC and affiliates (the “EV Acquisition”). Without the consent of the Arena Investors, we are required to consummate the BW Acquisition and EV Acquisition not later than January 17, 2022.

The December 2021 Notes

On December 17, 2021, the Arena Investors purchased aggregate principal amount of $14,814,814 December 2021 Notes, for an aggregate purchase price of the December 2021 Notes of $133,333,184. The December 2021 Notes are due November 19, 2023. We are obligated to pay interest to the holders on the outstanding principal amount at the rate of 7.5% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. At any time before maturity, as long as no event of default has occurred, we may redeem each December 2021 Note at the price of 107.5% of the then outstanding principal amount of the Note plus accrued but unpaid interest. Upon an event of default, at the holder’s option, all outstanding principal, accrued but unpaid interest and other amounts described in the December 2021 Note, shall become immediately due and payable by us.

The Series C Preferred

A Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”), designating 2,370,370 shares of our Series C Preferred setting forth the terms of the Series C Preferred created thereby, were filed with the Secretary of State of the State of Delaware on December 17, 2021. There has been no increase in the authorized shares of our capital stock effected by the Certificate of Designation.

The following is a summary of the material terms of the Certificate of Designation and the Series C Preferred:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of our affairs, holders of the Series C Preferred will be entitled to receive a liquidation distribution (the “Liquidation Preference”), per share equal to $3.125 per share (the “Stated Value”), plus all accrued but unpaid dividends. The Liquidation Preference is senior in liquidation rights to the holders of our Common Stock.

Dividends

Holders of our Series C Preferred will receive a monthly dividend at a fixed annual rate of 6.00% of the Liquidation Preference, or $0.1875 per share of Series C Preferred per year, payable, at our option, in cash or in shares of our Common Stock valued at the conversion price (as described herein).

Voting

Except as otherwise provided in our Amended and Restated Certificate of Incorporation, the Certificate of Designation or as otherwise required by law, holders of the Series C Preferred shall have no voting rights, however, we shall not, without the affirmative vote of the holders of all the then outstanding shares of Series C Preferred:

●
alter or change adversely the powers, preferences or rights given to the Series C Preferred or alter or amend the Certificate of Designation,
●
amend our Certificate of Incorporation or other charter documents in any manner that materially adversely affects any rights of any holder, or
●
enter into any agreement with respect to any of the foregoing.

Optional Conversion

Each share of Series C Preferred is convertible, at the option of the holder, into such number of shares of our Common Stock equal to the Stated Value divided by the conversion price of $3.125 per share. Therefore, each share of Series C Preferred is convertible into one share of Common Stock (subject to adjustment as provided in the Certificate of Designation). The holder may convert Series C Preferred at any time after the shares issuable upon conversion satisfy the holding period under Rule 144. The holder is prohibited from converting the Series C Preferred into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our Common Stock then issued and outstanding, (the “Beneficial Ownership Limitation”). The holder may reset the Beneficial Ownership Limitation to a higher or lower number upon providing written notice to us. Such notice will be effective 61 days after delivery to us.

Forced Conversion

If the closing price of the Common Stock exceeds $3.125 (subject to adjustment), we may, on ten trading days’ notice, cause each holder to convert all or part of such holder’s Series C Preferred plus all accrued but unpaid dividends.

Optional Redemption

On ten trading days’ notice to the holders, we may redeem the Series C Preferred in whole or, from time to time, in part at our option, at the sum of $3.125 per share of Series C Preferred (subject to adjustment), plus accrued but unpaid dividends. Holders may elect to convert the Series C Preferred during such notice period.

Mandatory Conversion

On December 17, 2024, we shall, subject to ten days’ prior notice from a holder, convert all of the then outstanding Series C Preferred into our Common Stock, or at our option redeem such Series C Preferred for cash, in the aggregate redemption amount of $3.125 per share of Series C Preferred (subject to adjustment), plus accrued but unpaid dividends, plus additional cash consideration in order for the holder to achieve a 20% IRR. If we elect to convert the Series C Preferred, the conversion price is based on the lower of the conversion price then in effect or the volume weighted average price of our Common Stock for the prior 44-day trading period.

The December 2021 Warrants

Pursuant to the Purchase Agreement, we issued to the Arena Investors the December 2021 Warrants to purchase an aggregate of 2,370,370 shares of our Common Stock. Each December 2021 Warrant is exercisable until November 19, 2023 at an exercise price of $4.00 per share of Common Stock, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by us of our Common Stock or Common Stock equivalents at an effective price per share lower than the exercise price then in effect. The holders may exercise the December 2021 Warrants on a cashless basis if the shares of our Common Stock underlying the December 2021 Warrants are not then registered pursuant to an effective Securities Act registration statement.

The Registration Rights Agreement

The Registration Rights Agreement was executed in connection with the issuance of the Series C Preferred and the December 2021 Warrants requiring us to cause to be declared effective by the SEC a resale Securities Act registration statement for the offer and resale of the Common stock underlying the Series C Preferred and the December 2021 Warrants. If we fail to have it declared effective by the SEC by June 17, 2022, or if we fail to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any volume or manner of sale restrictions, then we will be obligated to pay to the Arena Investors liquidated damages, in addition to any other rights the holders may have, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, an amount in cash equal to $75,000.

The Guaranty

The Guaranty provides that certain of our subsidiaries, Transworld Enterprises Inc., Charge Infrastructure, Inc., Getcharged, Inc., Charge Services, LLC, Charge Communications Inc., and PTGI International Carrier Services, Inc. (collectively, the “Subsidiary Guarantors”), guaranteed certain of our obligations under the Transaction Documents.

The Security Agreement

The Security Agreement provides that our obligations under the Transaction Documents are secured by a security interest in substantially all of our assets and the Subsidiary Guarantors. As a result, if we default in our obligations under the Transaction Documents, the holders of the December 2021 Notes could foreclose on their security interests and liquidate some or all of these assets.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On December 23, 2021, we issued a press release regarding the Arena financing transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of this press release is filed as an Exhibit to this Current Report on Form 8-K.

Acquisition Letters of Intent

BW Electrical Services LLC Acquisition Letter of Intent

We have entered into a non-binding letter of intent to acquire (the “BW Acquisition”) all of the membership interests in BW Electrical Services LLC (“BW Electrical”). The purchase price is anticipated to be $18 million of cash and our Common Stock. The BW Acquisition will be governed by the terms of a definitive agreement to be negotiated between us and the equity owners of BW Electrical, which will include customary representations, warranties, covenants, indemnities and closing conditions.

Any equity securities that may be issued in the BW Acquisition will not be registered under the Securities Act, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities.

EV Holdings Group, LLC Acquisition Letter of Intent

We entered into non-binding letters of intent to acquire all of the membership interests in EV Holdings Group, LLC (“EV Holdings”) and certain real property owned by an affiliate of EV Holdings (the “EV Acquisition”). The purchase prices are anticipated to be an aggregate of $20 million of cash and our Common Stock. The EV Acquisition will be governed by the terms of definitive agreements to be negotiated between us and the equity owners and managers of EV Holdings and the affiliate entity, which will include customary representations, warranties, covenants, indemnities and closing conditions.

Any equity securities that may be issued in the EV Acquisition will not be registered under the Securities Act, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities.

Non-Binding Letters of Intent

The two above-referenced non-binding letters of intent contain non-binding obligations of the parties and the actual terms of either or both acquisitions are still to be negotiated between the parties and set forth in definitive agreements. There are no assurances that we will be successful in negotiating acceptable definitive agreements, when or whether definitive agreements will be reached between the parties, or that either transaction will be consummated. Even if a definitive agreement is executed, the terms of either or both transactions may change materially from the terms set forth in the respective non-binding letters of intent. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock filed on December 17, 2021
4.1	Form of Common Stock Purchase Warrant dated December 17, 2021
10.1*	Securities Purchase Agreement dated December 17, 2021 by and between Charge Enterprises, Inc. and the investors signatory thereto
10.2	Form of Original Issue Discount Senior Secured Non-Convertible Promissory Note dated December 17, 2021
10.3	Security Agreement dated December 17, 2021 by and between Charge Enterprises, Inc. and the investors signatory thereto
10.4	Registration Rights Agreement dated December 17, 2021 by and between Charge Enterprises, Inc. and the investors signatory thereto
10.5	Guaranty Agreement dated December 17, 2021
99.1	Press Release dated December 23, 2021

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGE ENTERPRISES, INC.

By: /s/ Leah Schweller
Leah Schweller
Chief Financial Officer
Dated: December 23, 2021